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                                                                    Exhibit 10.1


                           INFORMATION RESOURCES, INC.
                      FOURTH AMENDMENT TO CREDIT AGREEMENT

      This Fourth Amendment to Credit Agreement (herein, the "Amendment") is entered into as of October 16, 2001, between Information Resources, Inc., the Banks party thereto, and Harris Trust and Savings Bank, as Agent for the Banks.


                             PRELIMINARY STATEMENTS

      A. The Borrower and the Banks entered into a certain Credit Agreement, dated as of October 31, 1997 (the Credit Agreement, as amended prior to the date hereof, being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

      B. The Borrower and the Required Banks have agreed to (i) amend the definition of Consolidated Cash Flow, (ii) amend the definition of EBITDA, (iii) increase the amount of the L/C Commitment (but without any increase in the overall Revolving Credit Commitment), (iv) eliminate the Bid Loan facility, (v) provide for the grant by the Borrower to the Banks of a security interest in the Borrower's Property (other than any real property), (vi) establish a borrowing base comprised of accounts receivable which will limit the credit available to the Borrower under the Credit Agreement and (vii) make certain other amendments to the Credit Agreement, all under the terms and conditions set forth in this Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     AMENDMENTS.

      1.1.  Each of Sections 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.15(b),
1.17(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            Section 1.6.   [Intentionally Deleted.]

            Section 1.7.   [Intentionally Deleted.]

            Section 1.8.   [Intentionally Deleted.]

            Section 1.9.   [Intentionally Deleted.]

            Section 1.10.  [Intentionally Deleted.]

            Section 1.11.  [Intentionally Deleted.]

            Section 1.12.  [Intentionally Deleted.]
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            Section 1.15.  (b) [Intentionally Deleted.]

            Section 1.17.  (b) [Intentionally Deleted.]

      1.2. The first sentence of Section 1.20(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            (b) Security Effective Date. At the request of the Borrower, the Banks have agreed that the provisions of the Security Agreement shall not become effective, and the Agent and the Banks agree not to perfect the liens or security interests created or provided for by the Security Agreement by filing financing statements or taking any other actions to perfect such security interests or liens, until October 16, 2001 (the "Security Effective Date").

      1.3. Section 4.1 of the Credit Agreement shall be amended by deleting therefrom the following defined terms, along with their corresponding definitions: "Bid", "Bid Loan", "Bid Loan Request", "Bid Loan Request Confirmation", "Bid Note" and "Confirmation of Bid".

      1.4. All references in the Credit Agreement and the other Loan Documents to "Bid", "Bid Loan", "Bid Loan Request", "Bid Loan Request Confirmation", "Bid Note", and "Confirmation of Bid", and any related references without using such defined terms to the Bid Loans or the facility for obtaining Bid Loans shall, to the extent not deleted by the amendments to the Credit Agreement set forth in Sections 1.1 and 1.2 of this Amendment, be deemed by the parties hereto to have been deleted and shall no longer be of any force or effect, and the Bid Note shall no longer be of any force or effect.

      1.5. Section 4.1 of the Credit Agreement shall be amended by amending the following definitions set forth therein to read in their entirety as follows:

                  "Borrowing Base" means, as of any time it is to be determined, an amount equal to the sum of (a) 85% of the then outstanding unpaid net amount (after deduction of the Dilution Reserve) of Eligible Accounts, plus (b) $20,000,000; provided that the Borrowing Base shall be computed only as against and on so much of the Collateral as is included on the certificates to be furnished from time to time by the Borrower pursuant to Section 7.5(e) hereof and, if required by the Agent or the Required Banks pursuant to any of the terms hereof or any Collateral Document, as verified by such other evidence required to be furnished to the Agent or the Banks pursuant hereto or pursuant to any such Collateral Document.

                   "Consolidated Cash Flow" means, with reference to any period,
            (1) the sum of (a) Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount (but without duplication) in respect of


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            (i) Consolidated Interest Expense for such period, plus (ii)
            federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrowers and its Consolidated Subsidiaries, plus (iv) all amounts properly charged for amortization of the InfoScan Costs and Software Costs during such period on the books of the Borrower and its Subsidiaries, (b) 100% of the net proceeds received by the Borrower from any new offering of equity securities of the Borrower received at any time during such period, (c) 100% of the net proceeds received by the Borrower from the issuance of any Subordinated Debt of the Borrower received at any time during such period, and (d) for the fiscal quarter ended June 30, 2001 only, 100% of the net cash proceeds (up to a maximum of $8,500,000) received in such period as a result of the termination of the Nabisco Contract, minus (2) for any period after June 30, 2001, all non-cash earnings associated with the Nabisco Contract which are included in Consolidated Net Income for such period.

                  "Dilution Reserve" means an amount, established at the time of any calculation of the Borrowing Base for the purposes of such calculation, equal to 5% of the aggregate gross account receivable balance (before deduction for ineligible accounts) shown on the Borrower's balance sheet as of the close of its most recent fiscal month for which a balance sheet is available.

                  "EBITDA" means, with reference to any period, (1) the sum of
            (a) Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount (but without duplication) in respect of (i) Consolidated Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Consolidated Subsidiaries, plus (iv) all amounts properly charged for amortization of the InfoScan Costs and Software Costs during such period on the books of the Borrower and its Subsidiaries, and (b) for the fiscal quarter ended June 30, 2001 only, 100% of the net cash proceeds (up to a maximum of $8,500,000) received in such period as a result of the termination of the Nabisco Contract, minus
            (2) for any period after June 30, 2001, all non-cash earnings associated with the Nabisco Contract which are included in Consolidated Net Income for such period.

                  "Eligible Account" means each account receivable of the
            Borrower that:


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                  (a)   arises out of the sale by the Borrower of finished goods
            inventory delivered to and accepted by, or out of the rendition of services fully performed by the Borrower and accepted by, the account debtor on such account receivable, and such account receivable otherwise represents a final sale;

                  (b) the account debtor on such account receivable is located within the United States of America or, if such right has arisen out of the sale of such goods shipped to an account debtor located in any other country, such right is secured by a valid and irrevocable letter of credit or insured by foreign credit insurance pursuant to which any of the Borrower or its transferee may draw on a lender or insurer reasonably acceptable to the Agent for the full amount thereof;

                  (c) is the valid, binding and legally enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) a Subsidiary or an Affiliate of the Borrower, (ii) a shareholder, director, officer or employee of the Borrower or any Subsidiary, (iii) the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing unless the Borrower has complied with the Assignment of Claims Act or any similar state or local statute, as the case may be, to the satisfaction of the Agent,
            (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

                  (d) is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Agent;

                  (e) is an asset of the Borrower to which it has good and marketable title, is freely assignable, is subject to a perfected, first priority Lien in favor of the Agent for the benefit of the Banks, and is free and clear of any other Lien other than Liens permitted by Section 7.11(a) and (b) hereof;

                  (f) is net of any credit or allowance given by the Borrower to such account debtor;

                  (g) is not owing from an account debtor who is also creditor or supplier of the Borrower, is not subject to any offset, counterclaim or other defense with respect thereto and, with respect to said account receivable or the contract or purchase order


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            out of which the same arose, no surety bond was required or given in connection therewith;

                  (h) is not unpaid more than 120 days (or in the case of items issued under letters of credit or with the support of foreign credit insurance as described in clause (b) of this definition, 180 days) after the original invoice date (which must be not more than 5 days subsequent to the shipment date or the date services were fully performed by the Borrower);

                  (i) is not owed by an account debtor who is obligated on accounts receivable owed to the Borrower more than 25% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in subsection (h) above unless the Agent has approved the continued eligibility thereof;

                  (j) would not cause the total accounts receivable owing from any one account debtor and its Affiliates to exceed 10% of all Eligible Accounts; and

                  (k) does not arise from a sale to an account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis.

                  "Security Agreement" means the Security Agreement dated as of
            October 18, 2000, from the Borrower to the Agent, as the same may from time to time be modified, amended or restated, including without limitation pursuant to the Amended and Restated Security Agreement dated as of October 16, 2001 from the Borrower to the Agent.

                   "L/C Commitment" means $3,710,402.

      1.6. Section 4.1 of the Credit Agreement shall be amended by adding the following new definition, in its appropriate place in the alphabetical sequence:

                  "Nabisco Contract" means that certain contract to provide data collection and analytic services between the Borrower and Nabisco Company dated October 25, 1999.

      1.7. Section 7.5(a) of the Credit Agreement shall be amended by adding the words "and consolidating" following each usage of the word "consolidated" in such Section.

      1.8. Section 7.5(b) of the Credit Agreement shall be amended by (a) adding the words "and consolidating" following the two usages of the word "consolidated" in the second and fourth lines of such Section, and (b) adding the parenthetical phrase "(except for consolidating


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financial statements, which need not be certified by such accountants)"
following the words "financial statements" in the tenth line of such Section.

      1.9. Section 7.5(e) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  (e) as soon as available, and in any event no later than the last Business Day of every month (commencing on October 31, 2001), a Borrowing Base certificate in the form attached hereto as Schedule 7.5(e) showing the computation of the Borrowing Base in reasonable detail as of the close of business on the fifth day of such month (or the first Business Day thereafter), prepared by the Borrower and certified to by its chief financial officer.

      1.10. Schedule 7.5(e) to the Credit Agreement shall be amended and restated to read in its entirety as set forth in Annex A hereto.

SECTION 2.     CONDITIONS PRECEDENT.

      The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

      2.1. The Borrower and the Required Banks shall have executed and delivered this Amendment.

      2.2. The Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Agent or its counsel may reasonably request.

      2.3. Legal matters incident to the execution and delivery of this Amendment and the Security Agreement shall be satisfactory to the Agent and its counsel.

      2.4. The Agent shall have received, for the benefit of the Banks executing this Amendment on or before October 16, 2001, an amendment fee equal to $45,000, to be distributed to such Banks based on their ratable share of the Revolving Credit Commitments.

SECTION 3.     CONDITION SUBSEQUENT.

      The continued effectiveness of this Amendment on and after October 31, 2001 is subject to the satisfaction of the following condition subsequent:

      3.1. The Borrower shall, on or before October 31, 2001, have executed and delivered to the Agent a security agreement, in form and substance satisfactory to the Agent, and such UCC financing statements and other security documents required by the Agent as are sufficient to


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grant the Agent, on behalf of the Banks, a first priority perfected security interest in all Property of the Borrower (other than real property).

SECTION 4.     REPRESENTATIONS.

      In order to induce the Banks to execute and deliver this Amendment, the Borrower hereby represents to the Banks that as of the date hereof, (a) the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Banks), (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment, and (c) no Bid Loans are outstanding and no requests therefor are pending.

SECTION 5.     MISCELLANEOUS.

      5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

      5.2. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the replacement Notes, including the fees and expenses of counsel for the Agent.

      5.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.



                           [SIGNATURE PAGES TO FOLLOW]


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      This Fourth Amendment to Credit Agreement is dated as of the date first above written.

                                       INFORMATION RESOURCES, INC.



                                       By
                                          Name________________________________
                                          Title_______________________________

      Accepted and agreed to as of the date and year first above written.

                                       HARRIS TRUST AND SAVINGS BANK, in its
                                          individual capacity as a Bank and as
                                          Agent



                                       By
                                          Name________________________________
                                          Title_______________________________



                                       LASALLE BANK NATIONAL ASSOCIATION



                                       By
                                          Name________________________________
                                          Title_______________________________



                                       THE BANK OF NEW YORK



                                       By
                                          Name________________________________
                                          Title_______________________________


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                 ANNEX A TO FOURTH AMENDMENT TO CREDIT AGREEMENT


                                 SCHEDULE 7.5(E)


                           BORROWING BASE CERTIFICATE



To:   Harris Trust and Savings Bank, as
      Agent under, and the Banks party to,
      the Credit Agreement described below.

      Pursuant to the terms of the Credit Agreement dated as of October 31, 1997 among us as amended from time to time (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.

A.    ACCOUNTS IN BORROWING BASE

      1.    Gross Accounts                                                     __________________

            Less

            (a) Amounts due from affiliates              __________________

            (b) Ineligible sales (i.e. not within the    __________________
                U.S. or not supported by an eligible
                letter of credit)

            (c) Owed by an account debtor who is a       __________________
                Subsidiary or an Affiliate

            (d) Other non-trade receivables              __________________

            (e) Owed by an account debtor who is in an   __________________
                insolvency or reorganization proceeding

            (f) Government items                         __________________

            (g) Credits/allowances/retainage             __________________

            (h) Unpaid more than 120 days past invoice   __________________
                date

            (i) Items issued under letters of credit or  __________________
                with foreign credit insurance unpaid
                more than 180 days past invoice date

            (j) 25% taint factor items                   __________________

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
            (k) Ineligible because of 10% concentration  __________________
                factor

            (l) Contra items                             __________________

            (m) Advance billings/cash in advance         __________________
                invoices

            (n) Unbilled AR                              __________________

            (o) Dilution Reserve                         __________________
                (5% of line 1)

            (p) Otherwise ineligible                     __________________

      2.    Total Deductions (sum of lines A1a - A1p)                          __________________

      3.    Eligible Accounts (line A1 minus line A2)                          __________________

      4.    Accounts in Borrowing Base                                         __________________
            (line A3 x .85)

      5.    Plus $20,000,000 base amount                                       $20,000,000

      6.    Sum of Line 4 and Line 5                                           __________________

B.    REVOLVING CREDIT ADVANCES

      1.    Committed Loans                              __________________

      2.    Swing Loans                                  __________________

      3.    L/C Obligations                              __________________

      4.    Total Revolving Credit Advances (sum of                            __________________
            lines B1 - B3)

C.    UNUSED AVAILABILITY

            (line A6 minus line B4)                                            __________________

        Dated as of this ___________ day of __________________, 20____.

                                    INFORMATION RESOURCES, INC.



                                    By
                                       Name_____________________________________
                                       Title____________________________________


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